Exhibit 99.1

The First Bancorp Reports Record Quarterly Results

DAMARISCOTTA, ME, April 18, 2018 – The First Bancorp (Nasdaq: FNLC), parent company of First National Bank, today announced operating results for the three months ended March 31, 2018. Net income was $5.5 million, up $869,000 or 18.7% from the first three months of 2017. Earnings per common share on a fully diluted basis over the same period were up $0.08 to $0.51 per share, an increase of 18.6% from the prior year.
“I’m pleased to announce another quarter of record earnings for The First Bancorp” remarked Tony C. McKim, the Company’s President and Chief Executive Officer. “Our core spread business remains strong, and increased net interest income resulting from growth in earning assets continues to drive our performance. In addition, several of our fee-based business lines enjoyed year-over-year revenue increases highlighted by First Advisors, the Bank’s trust and investment management division, which had revenue growth of 17.3% over the first quarter of 2017. We maintained the dividend at 24 cents per share in the first quarter and we continue to pay out a significant percentage of net income to our shareholders in the form of cash dividends.
“The strong growth on both sides of the balance sheet we experienced in 2017 continued into the first quarter of 2018,” noted President McKim. “Earning assets grew $30.6 million in the first three months of 2018 and are $102.8 million higher than a year ago. Total loans have increased $23.9 million or 2.0% year-to-date, and are up $98.3 million or 9.0% year-over-year. The investment portfolio is up $7.3 million or 1.3% year-to-date, and year-over-year the portfolio is up $7.6 million or 1.3%. On the funding side of the balance sheet, low-cost deposits are down $11.3 million or 1.6% since year end, in-line with our normal seasonal deposit flow pattern. Year-over-year low-cost deposits are up $7.5 million or 1.1%, building upon the exceptionally strong low-cost deposit growth we experienced in the first quarter of 2017.
“Net interest income on a tax-equivalent basis for the first three months of 2018 was up $500,000 or 4.0% from the same period in 2017,” President McKim continued, “with all of the increase attributable to growth in earning assets. This growth fully offset a year-over-year decline in our net interest margin from 3.05% in the first quarter of 2017 to 3.00% in the first quarter of 2018. The margin decrease is primarily attributable to higher funding costs. Non-interest income for the first three months of 2018 was up $289,000 or 10.2% from the first three months of 2017, led by revenue growth at First Advisors and net securities gains. Non-interest expense for the first three months of 2018 was $881,000 or 11.4% above the same period in 2017, primarily due to higher employee costs as we continue to invest in the people and technology to sustain growth. As expected, the Tax Cuts and Jobs Act of 2017 (“the TCJA”) resulted in a significant income tax expense savings from the prior year.
“Our credit quality metrics remain solid,” President McKim commented. “Non-performing assets stood at 0.83% of total assets as of March 31, 2018, above the 0.52% level of non-performing assets a year ago and down from 0.86% at year end. Past-due loans were 1.34% of total loans at March 31, 2018, down from 1.60% at December 31, 2017 and up from 0.96% at March 31, 2017. We provisioned $500,000 for loan losses in the first three months of 2018, level with the amount we provisioned in the first three months of 2017. The allowance for loan losses stood at 0.92% of total loans as of March 31, 2018, level with that reported as of December 31, 2017 and down slightly from 0.95% of total loans at March 31, 2017.”
“The impact of continued asset growth and strong earnings, coupled with the income tax savings from TCJA, is evident in our operating ratios,” observed Richard M. Elder, the Company’s Chief Financial Officer. “Our return on average assets was 1.21% and our return on average tangible common equity was 14.69% for the first three months of 2018, comparing favorably to the 1.07% and 12.92%, respectively, reported for the first three months of 2017. Our efficiency ratio on a tax equivalent basis stood at 53.75% for the first three months of 2018 compared to 50.17% for the first three months of 2017, the increase being attributable to increased operating expenses and a reduction in tax equivalent revenue from the Company’s tax exempt assets, as a result of TCJA.
“The First Bancorp’s stock closed at $27.98 per share on March 29, 2018,” Mr. Elder noted, up from $27.25 a year ago and up from our year-end close at $27.23 per share. “With dividends reinvested, our 3-month total return was 3.65%, and total return over a three year period was 81.25%, outperforming the broad market during these periods, as measured by the S&P 500 which had a total return with dividends reinvested of -0.76% and 35.88% respectively, as well the Russell 2000, in which we are included, with total returns of -0.08% and 27.26% respectively. Our stock has also outperformed the banking industry, where the 3-month total return was 1.42% and 3-year total return was 49.93% for the KBW Regional Bank Index, and total returns of 2.17% and 60.63% over the same periods for the Nasdaq Bank Index.”

“As noted above, the Board of Directors maintained the quarterly dividend at 24 cents per share in the first quarter of 2018,” President McKim commented. “Based on the March 29, 2018 closing price of $27.98 per share, our annualized dividend yield is a healthy 3.43%. In managing capital, we continue to balance the dividend payout level with retaining sufficient earnings to remain well capitalized and support future asset growth while remaining mindful that the dividend continues to be one of the major reasons people invest in our stock.
“I’m pleased with our start to 2018,” President McKim concluded. “Continued healthy growth on both sides of the balance sheet led to increased net interest income, and fee-based business lines are growing. I couldn’t be more proud of the tremendous team of people we have at First National Bank. Ultimately it is their skill and dedication that generates these record results and contributes to our ongoing success.”

The First Bancorp
Consolidated Balance Sheets (Unaudited)

In thousands of dollars, except per share data	March 31, 2018	December 31, 2017	March 31, 2017
Assets
Cash and due from banks	$16,559	$19,207	$17,600
Interest-bearing deposits in other banks	280	860	3,272
Securities available for sale	303,769	300,172	312,624
Securities to be held to maturity	258,690	256,567	240,829
Restricted equity securities, at cost	11,947	10,358	13,363
Loans held for sale	284	386	979
Loans	1,188,002	1,164,139	1,089,735
Less allowance for loan losses	10,957	10,729	10,367
Net loans	1,177,045	1,153,410	1,079,368
Accrued interest receivable	7,222	5,867	6,854
Premises and equipment	22,043	22,502	21,760
Other real estate owned	1,121	1,012	525
Goodwill	29,805	29,805	29,805
Other assets	43,050	42,784	36,849
Total assets	$1,871,815	$1,842,930	$1,763,828
Liabilities
Demand deposits	$137,674	$145,332	$130,319
NOW deposits	314,587	318,043	323,919
Money market deposits	108,726	163,898	142,220
Savings deposits	232,458	232,605	222,976
Certificates of deposit	347,010	284,066	246,792
Certificates $100,000 to $250,000	240,492	232,759	236,971
Certificates $250,000 and over	47,245	42,176	43,286
Total deposits	1,428,192	1,418,879	1,346,483
Borrowed funds	244,229	228,758	226,467
Other liabilities	18,022	13,972	16,025
Total Liabilities	1,690,443	1,661,609	1,588,975
Shareholders' equity
Common stock	108	108	108
Additional paid-in capital	61,999	61,747	60,991
Retained earnings	123,876	121,144	113,697
Net unrealized loss on securities available-for-sale	(6,210)	(2,901)	(934)
Net unrealized loss on securities transferred from available for sale to held to maturity	(182)	(174)	(133)
Net unrealized gain on cash flow hedging derivative instruments	1,928	1,544	1,226
Net unrealized loss on postretirement benefit costs	(147)	(147)	(102)
Total shareholders' equity	181,372	181,321	174,853
Total liabilities & shareholders' equity	$1,871,815	$1,842,930	$1,763,828
Common Stock
Number of shares authorized	18,000,000	18,000,000	18,000,000
Number of shares issued and outstanding	10,846,562	10,829,918	10,814,132
Book value per common share	$16.72	$16.74	$16.17
Tangible book value per common share	$13.95	$13.97	$13.39

The First Bancorp
Consolidated Statements of Income (Unaudited)

	For the three months ended March 31,
In thousands of dollars, except per share data	2018	2017
Interest income
Interest and fees on loans	$12,391	$10,652
Interest on deposits with other banks	11	15
Interest and dividends on investments	4,049	3,824
Total interest income	16,451	14,491
Interest expense
Interest on deposits	3,099	1,994
Interest on borrowed funds	943	1,021
Total interest expense	4,042	3,015
Net interest income	12,409	11,476
Provision for loan losses	500	500
Net interest income after provision for loan losses	11,909	10,976
Non-interest income
Investment management and fiduciary income	740	631
Service charges on deposit accounts	527	502
Net securities gains	136	3
Mortgage origination and servicing income	331	332
Other operating income	1,398	1,375
Total non-interest income	3,132	2,843
Non-interest expense
Salaries and employee benefits	4,490	3,970
Occupancy expense	699	624
Furniture and equipment expense	929	870
FDIC insurance premiums	279	240
Amortization of identified intangibles	11	11
Other operating expense	2,171	1,983
Total non-interest expense	8,579	7,698
Income before income taxes	6,462	6,121
Applicable income taxes	956	1,484
Net Income	$5,506	$4,637
Basic earnings per share	$0.51	$0.43
Diluted earnings per share	$0.51	$0.43

The First Bancorp
Selected Financial Data (Unaudited)

	As of and for the three months ended March 31,
Dollars in thousands, except for per share amounts	2018	2017

Summary of Operations
Interest Income	$16,451	$14,491
Interest Expense	4,042	3,015
Net Interest Income	12,409	11,476
Provision for Loan Losses	500	500
Non-Interest Income	3,132	2,843
Non-Interest Expense	8,579	7,698
Net Income	5,506	4,637
Per Common Share Data
Basic Earnings per Share	$0.51	$0.43
Diluted Earnings per Share	0.51	0.43
Cash Dividends Declared	0.24	0.23
Book Value per Common Share	16.72	16.17
Tangible Book Value per Common Share	13.95	13.39
Market Value	27.98	27.25
Financial Ratios
Return on Average Equity (a)	12.27%	10.71%
Return on Average Tangible Common Equity (a)	14.69%	12.92%
Return on Average Assets (a)	1.21%	1.07%
Average Equity to Average Assets	9.83%	10.03%
Average Tangible Equity to Average Assets	8.21%	8.31%
Net Interest Margin Tax-Equivalent (a)	3.00%	3.05%
Dividend Payout Ratio	47.06%	53.49%
Allowance for Loan Losses/Total Loans	0.92%	0.95%
Non-Performing Loans to Total Loans	1.20%	0.78%
Non-Performing Assets to Total Assets	0.83%	0.52%
Efficiency Ratio	53.75%	50.17%
At Period End
Total Assets	$1,871,815	$1,763,828
Total Loans	1,188,002	1,089,735
Total Investment Securities	574,406	566,816
Total Deposits	1,428,192	1,346,483
Total Shareholders' Equity	181,372	174,853
(a) Annualized using a 365-day basis for both 2018 and 2017

Use of Non-GAAP Financial Measures
Certain information in this release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Management uses these “non-GAAP” measures in its analysis of the Company's performance and believes that these non-GAAP financial measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods as well as demonstrating the effects of significant gains and charges in the current period. The Company believes that a meaningful analysis of its financial performance requires an understanding of the factors underlying that performance. Management believes that investors may use these non-GAAP financial measures to analyze financial performance without the impact of unusual items that may obscure trends in the Company's underlying performance. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.
In several places net interest income is calculated on a fully tax-equivalent basis. Specifically included in interest income was tax-exempt interest income from certain investment securities and loans. An amount equal to the tax benefit derived from this tax-exempt income has been added back to the interest income total which, as adjusted, increased net interest income accordingly. Management believes the disclosure of tax-equivalent net interest income information improves the clarity of financial analysis, and is particularly useful to investors in understanding and evaluating the changes and trends in the Company's results of operations. Other financial institutions commonly present net interest income on a tax-equivalent basis. This adjustment is considered helpful in the comparison of one financial institution's net interest income to that of another institution, as each will have a different proportion of tax-exempt interest from its earning assets. Moreover, net interest income is a component of a second financial measure commonly used by financial institutions, net interest margin, which is the ratio of net interest income to average earning assets. For purposes of this measure as well, other financial institutions generally use tax-equivalent net interest income to provide a better basis of comparison from institution to institution. The Company follows these practices.

The following table provides a reconciliation of tax-equivalent financial information to the Company's consolidated financial statements, which have been prepared in accordance with GAAP. A 21.0% tax rate was used in 2018 and 35.0% tax rate in 2017.

	For the three months ended
In thousands of dollars	March 31, 2018	March 31, 2017
Net interest income as presented	$12,409	$11,476
Effect of tax-exempt income	513	946
Net interest income, tax equivalent	$12,922	$12,422
The Company presents its efficiency ratio using non-GAAP information which is most commonly used by financial institutions. The GAAP-based efficiency ratio is noninterest expenses divided by net interest income plus noninterest income from the Consolidated Statements of Income. The non-GAAP efficiency ratio excludes securities losses and other-than-temporary impairment charges from noninterest expenses, excludes securities gains from noninterest income, and adds the tax-equivalent adjustment to net interest income. The following table provides a reconciliation between the GAAP and non-GAAP efficiency ratio:

	For the three months ended
In thousands of dollars	March 31, 2018	March 31, 2017
Non-interest expense, as presented	$8,579	$7,698
Net interest income, as presented	12,409	11,476
Effect of tax-exempt interest income	513	946
Non-interest income, as presented	3,132	2,843
Effect of non-interest tax-exempt income	41	83
Net securities gains	(136)	(3)
Adjusted net interest income plus non-interest income	$15,959	$15,345
Non-GAAP efficiency ratio	53.75%	50.17%
GAAP efficiency ratio	55.20%	53.76%
The Company presents certain information based upon average tangible common equity instead of total average shareholders' equity. The difference between these two measures is the Company's intangible assets, specifically goodwill from prior acquisitions. Management, banking regulators and many stock analysts use the tangible common equity ratio and the tangible book value per common share in conjunction with more traditional bank capital ratios to compare the capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, typically stemming from the use of the purchase accounting method in accounting for mergers and acquisitions. The following table provides a reconciliation of average tangible common equity to the

Company's consolidated financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles:

	For the three months ended
In thousands of dollars	March 31, 2018	March 31, 2017
Average shareholders' equity as presented	$182,054	$175,597
Less intangible assets	(30,017)	(30,060)
Tangible average shareholders' equity	$152,037	$145,537

Forward-Looking and Cautionary Statements
Except for the historical information and discussions contained herein, statements contained in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results and events to differ materially, as discussed in the Company's filings with the Securities and Exchange Commission.
Additional Information
For more information, please contact Richard M. Elder, The First Bancorp's Treasurer & Chief Financial Officer, at 207.563.3195.